EXHIBIT 99.1

CONTACT:	JOSEPH MACNOW (201) 587-1000

Vornado REALTY TRUST 210 Route 4 East Paramus, NJ 07652

FOR IMMEDIATE RELEASE - February 22, 2001

        PARAMUS, NEW JERSEY,........VORNADO REALTY TRUST (NYSE:VNO), announced today that the Vornado/Crescent Partnership (the “Landlord”), restructured its leases with AmeriCold Logistics to, among other things, (i) reduce 2001’s contractual rent to $146,000,000 (the same amount recognized as rental income in 2000’s Funds From Operations), (ii) reduce 2002’s contractual rent to $150,000,000 (plus contingent rent in certain circumstances), (iii) increase the Landlord’s share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002. Vornado’s ownership interest in the Landlord is 60%.

        Vornado Realty Trust is a fully-integrated equity real estate investment trust.

        Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, costs and uncertainties associated with the AmeriCold Logistics business.

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